Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 14, 2024, Nabors entered into the merger agreement with Parker Drilling Company (“Parker”). On March 11, 2025 (the “Closing Date”), Nabors and Parker completed the previously announced merger. The merger agreement provided that, among other things and subject to the terms and conditions therein, Parker would become through the transactions, including the merger, an indirect wholly owned subsidiary of Nabors. The transactions would be accounted for as a business combination pursuant to Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), where Nabors would be the accounting acquirer.

The unaudited pro forma condensed combined financial statements of Nabors and the accompanying footnotes (the “pro forma financial information”) reflect the impact of the transactions and has been prepared under the following assumptions:

•	the unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2024 assume that the transactions had occurred on January 1, 2024.

•	the unaudited pro forma condensed combined balance sheet as of December 31, 2024 assumes that the transactions had occurred on December 31, 2024.

The pro forma financial information is illustrative only and does not represent what the actual consolidated results of operations or the consolidated financial position of Nabors would have been had the transactions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The assumptions underlying the pro forma adjustments are described in the accompanying notes to these unaudited pro forma condensed combined financial statements. Adjustments are based on information available to management during the preparation of the pro forma financial information and assumptions that management believes are reasonable and supportable. The pro forma financial information does not purport to project the future operating results or the financial position of the combined company following the merger. Therefore, it is likely that the actual adjustments upon the completion of the transactions will differ from the pro forma adjustments, and it is possible the differences may be material.

The unaudited pro forma condensed combined financial statements reflect the following pro forma adjustments related to the merger, based on available information and certain assumptions that management believes are reasonable.

•	the merger is accounted for using the acquisition method of accounting, with Nabors identified as the accounting acquirer;

•	certain reclassification adjustments to conform Parker’s historical financial presentation to Nabors’ financial statement presentation;

•	the assumption of liabilities by Nabors for transaction-related expenses to be incurred; and

•	the estimated tax impact of proforma adjustments.

The pro forma financial information should be read in conjunction with the following:

•	the audited consolidated financial statements and notes included in Nabors’ Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 13, 2025;

•	the audited consolidated financial statements and notes included in Parker’s historical financial statements for the year ended December 31, 2024, included in this document; and

•	the merger agreement, included as Exhibit 2.1 in Form 8-K filed with the SEC on March 11, 2025.

Unaudited Pro Forma Condensed Combined Statement of Operations

Twelve Months ended December 31, 2024

(in thousands, except per share amounts)

	Historical
	Nabors Industries Ltd.	Parker As Adjusted (Note 3)	Transaction Accounting Adjustments (Note 4)		Pro Forma Combined
Revenues and other income:
Operating revenues	$2,930,126	598,046	(1,087)	(A)	3,527,085
Investment income (loss)	38,713	1,277	—		39,990
Total revenues and other income	2,968,839	599,323	(1,087)		3,567,075

Costs and other deductions:
Direct costs	1,742,411	389,362	(432)	(A)	2,131,341
General and administrative expenses	249,317	54,993	(1,247)	(C)	303,063
Research and engineering	57,063	—	—		57,063
Depreciation and amortization	633,408	74,419	(11,478)	(B)	696,349
Interest expense	210,864	25,341	(12,310)	(D)	223,895
Merger and integration costs	—	—	10,407	(F)	33,869
			23,462	(G)
Gain on bargain purchase	—	—	(118,639)	(H)	(118,639)
Other, net	106,816	(8,035)	—		98,781
Total costs and other deductions	2,999,879	536,080	(110,237)		3,425,722

Income (loss) before income taxes	(31,040)	63,243	109,150		141,353
Total income tax expense (benefit)	56,947	35,375	(281)	(E)	92,041

Net income (loss)	(87,987)	27,868	109,431		49,312

Less: Net (income) loss attributable to noncontrolling interest	(88,097)	—	—		(88,097)
Net income (loss) attributable to Nabors	$(176,084)	$27,868	$109,431		$(38,785)

Earnings (losses) per share:
Basic	$(22.37)				$(4.89)	(I)
Diluted	$(22.37)				$(4.89)	(I)

Weighted-average number of common shares outstanding:
Basic	9,202				14,002	(I)
Diluted	9,202				14,002	(I)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2024

(in thousands, except per share amounts)

	Historical
	Nabors Industries Ltd.	Parker As Adjusted (Note 3)	Transaction Accounting Adjustments (Note 4)		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$389,652	$111,710	$(562)	(CC)	$499,717
			(1,083)	(FF)
Short-term investments	7,647	—	—		7,647
Accounts receivable, net	387,970	131,599	—		519,569
Inventory, net	129,979	45,848	(41,272)	(DD)	134,555
Other current assets	84,289	26,944	10,720	(DD)	121,953

Total current assets	999,537	316,101	(32,197)		1,283,441

Property, plant and equipment, net	2,830,957	305,872	(40,872)	(DD)	3,095,957
Restricted cash held in trust	331,781	—	—		331,781
Deferred income taxes	216,296	47,043	19,785	(DD)	283,124
Other long-term assets	125,730	42,752	1,363	(DD)	169,845
Total assets	$4,504,301	$711,768	$(51,921)		$5,164,148

LIABILITIES AND EQUITY
Current liabilities:

Current debt	$—	$176,803	$(176,803)	(BB)	$—
Trade accounts payable	321,030	45,805	—		366,835
Accrued liabilities	223,759	62,215	25,690	(DD)	317,467
			8,180	(EE)
			(2,377)	(FF)
Income taxes payable	20,360	4,571	—		24,931
Current lease liabilities	6,768	—	6,462	(DD)	13,230
Total current liabilities	571,917	289,394	(138,848)		722,463
Long-term debt	2,505,217	—	176,803	(BB)	2,682,020
Other long-term liabilities	218,343	38,852	—		257,195

	Historical
	Nabors Industries Ltd.	Parker As Adjusted (Note 3)	Transaction Accounting Adjustments (Note 4)		Pro Forma Combined
LIABILITIES AND EQUITY
Deferred income taxes	2,486	1,893	—		4,379
Total liabilities	3,297,963	330,139	37,955		3,666,057
Commitments and contingencies
Redeemable noncontrolling interest in subsidiary	785,091	—	—		785,091
Shareholders’ equity:

Common shares:
Authorized common shares	533	151	89	(AA)	773
Capital in excess of par value	3,552,756	352,022	(172,262)	(AA)	3,732,516
Accumulated other comprehensive income (loss)	(10,414)	(1,516)	1,516	(AA)	(10,414)
Retained earnings (accumulated deficit)	(2,092,128)	30,972	87,667	(AA)	(1,980,375)
			(8,180)	(EE)
			1,294	(FF)
Less: treasury shares, at cost	(1,315,751)	—	—		(1,315,751)
Total shareholders’ equity	134,996	381,629	(89,876)		426,749
Noncontrolling interest	286,251	—	—		286,251
Total equity	421,247	381,629	(89,876)		713,000
Total liabilities and equity	$4,504,301	$711,768	$(51,921)		$5,164,148

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using assumptions set forth in the notes herein. Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“management’s adjustments”). Nabors has elected not to present management’s adjustments and will only be presenting transaction accounting adjustments in the pro forma financial information.

The historical consolidated financial statements of Nabors and Parker were prepared in accordance with accounting policies generally accepted in the United States of America and shown in U.S. dollars.

As part of the combination transaction, management has determined Nabors to be the accounting acquirer for the following reasons:

•	Nabors issued purchase consideration in the form of equity and cash;

•	the ownership following completion of the transaction is comprised of 69% Nabors shareholders and 31% Parker stockholders, which would give voting control to the Nabors shareholder group;

•	Anthony G. Petrello, Chairperson, President and Chief Executive Officer (“CEO”) of Nabors continues to serve as president and CEO of the combined company along with continuing his role as Chairperson of the Nabors board of directors;

•	the combined company board comprises seven directors, all of which were directors of Nabors prior to the acquisition;

•	the combined company is named Nabors, and its ticker symbol will be the same as Nabors’ current ticker symbol; and

•	Nabors’ existing corporate headquarters is the corporate headquarters of the combined company.

Note 2. Accounting for the Transactions

Purchase Price Consideration

The following table presents the calculation of the purchase price consideration (in thousands, except per share price):

Purchase price consideration

Number of Nabors shares to be issued	4,800
Nabors stock price(1)	37.50
Share consideration	180,000
Cash consideration	562
Total purchase price consideration	$180,562

(1)	The per share price reflects the closing price per share of Nabors common shares as of the Closing Date.

Allocation of Purchase Price Consideration to Assets Acquired and Liabilities Assumed

The allocation of the consideration, including any related tax effects, is preliminary and pending finalization of various estimates, inputs and analyses used in the valuation assessment of the specifically identifiable tangible assets acquired and liabilities assumed. Since the pro forma financial information has been prepared based on preliminary estimates of consideration and fair values attributable to the transactions, the actual amounts eventually recorded in accordance with the acquisition method of accounting may differ materially from the information presented.

ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. The Pro Forma Financial Information reflects a gain on bargain purchase because the estimated fair value of the identifiable net assets acquired exceeded the purchase price consideration. Since the Pro Forma Financial Information has been prepared on preliminary estimates of fair values attributable to the business combination, the actual amounts eventually recorded may differ materially from the information presented.

The preliminary allocation of the purchase price consideration is as follows (in thousands):

Purchase Price Allocation

Estimated Fair Value
Cash and cash equivalents	111,710
Accounts receivable	131,599
Inventory	4,576
Other current assets	37,664
Property, plant and equipment	265,000
Deferred income taxes	66,828
Other long-term assets	44,115
Total assets acquired	661,492
Current debt	176,803
Trade accounts payable	45,805
Accrued liabilities	87,905
Income taxes payable	4,571
Current lease liabilities	6,462
Other long-term liabilities	38,852
Deferred income taxes	1,893
Total liabilities assumed	362,291
Net assets acquired	299,201
Gain on bargain purchase	(118,639)
Total preliminary purchase consideration	$180,562

Note 3. Accounting Policies and Reclassification Adjustments

Nabors is in the process of performing a comprehensive review of Parker’s accounting policies. As a result of the review, Nabors may identify differences between the accounting policies which, when conformed, could have a material impact on the financial statements of the combined company. Based on an initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information, except the presentation reclassifications further discussed below.

The following reclassifications were made to conform Parker’s historical financial information to Nabors’ presentation:

Statement of Operations for the Twelve Months Ended December 31, 2024

(in thousands)

Financial Statement Line Item	Parker Presentation	Parker As Adjusted
Revenues	$598,046	—
Operating revenues	—	598,046
Operating expenses	426,553	—
Direct costs	—	389,362
General and administrative expenses	17,802	54,993
Depreciation and amortization	74,419	74,419
Gain (loss) on disposition of assets, net	8,820	—
Other	(785)	—
Other, net	—	8,035
Interest income	1,277	—
Investment income (loss)	—	1,277
Interest expense	25,341	25,341
Income tax expense (benefit)	35,375	35,375

Balance Sheet as of December 31, 2024

(in thousands)

Financial Statement Line Item	Parker Presentation	Parker As Adjusted
Cash and cash equivalents	$111,710	$111,710
Accounts receivable, net	131,599	131,599
Rig materials and supplies	45,848	—
Inventory, net	—	45,848
Deferred costs	2,659	—
Other tax assets	3,321	—
Other current assets	20,964	26,944
Property, plant and equipment, net	305,872	305,872
Deferred income taxes	47,043	47,043
Intangible, assets, net	8	—
Other non-current assets	42,744	—
Other long-term assets	—	42,752
Accounts payable	45,805	45,805
Accrued liabilities	62,215	62,215
Current debt	176,803	176,803
Accrued income taxes	4,571	—
Income taxes payable	—	4,571
Other long-term liabilities	38,852	38,852
Long-term deferred tax liability	1,893	—
Deferred income taxes	—	1,893
Common stock	151	151
Capital in excess of par value	352,022	352,022
Accumulated other comprehensive income (loss)	(1,516)	(1,516)
Retained earnings (accumulated deficit)	30,972	30,972

Note 4. Transactions Accounting Adjustments

The transactions accounting adjustments below are prepared based on the purchase price assumptions presented in Note 2.

Condensed Combined Statements of Operations

(A) Revenue and costs elimination

Reflects the elimination of revenues and costs from transactions between Nabors and Parker.

(B) Depreciation

Reflects the removal of historical depreciation expense and the recording of the pro forma depreciation expense based on the estimated fair value and useful lives of property and equipment upon consummation of the transaction.

(C) Share-based compensation

Reflects the compensation expense adjustment related to Parker’s stock-based compensation awards upon the consummation of the merger.

(D) Interest expense

Reflects the net change in interest expense related to Nabors terminating Parker’s term loan using its credit agreement. This adjustment includes the removal of Parker’s term loan historical interest expense with an interest rate of 13% to be terminated upon closing of the merger and replacing the interest expense with Nabors’ credit agreement interest rate of 8.04% for the year ended December 31, 2024, resulting in an adjustment of $11.2 million for the year ended December 31, 2024. The adjustment also includes the reduction in Nabors’ undrawn fee on its credit agreement due to the change in balance of $1.1 million for the year ended December 31, 2024.

(E) Taxes

Reflects the pro forma adjustments to tax amounts as a result of the book adjustments discussed elsewhere herein. The income tax benefit (provision) impact was calculated by applying the appropriate statutory rates of the respective jurisdictions to which the pro forma adjustments relate.

(F) Severance costs

Reflects severance costs expected to be incurred by Parker subsequent to December 31, 2024 payable to certain Parker employees who were terminated pursuant to the merger agreement.

(G) Transaction costs

Reflects the recognition of Nabors’ and Parker’s estimated transaction costs to be incurred subsequent to December 31, 2024. These transaction costs are to be incurred directly in connection with the merger, consisting primarily of legal and professional fees. The costs are not expected to recur any period beyond twelve months from the close of the merger.

(H) Gain on bargain purchase

Represents the gain realized from a bargain purchase, in accordance with ASC 805, when the estimated fair value of the identifiable net assets acquired exceeded the estimated preliminary purchase price consideration. The final fair value purchase price allocation may differ materially from the preliminary estimate.

(I) Weighted average shares outstanding and earnings (loss) per share

As the transactions are being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net earnings (loss) per share assumes that the shares issuable relating to the merger have been outstanding for the entire period presented.

The table below presents the components of the numerator and denominator for the pro forma earnings (loss) per share calculation for the periods presented (in thousands, except per share price):

Weighted average shares outstanding and earnings (loss) per share

Twelve Months Ended December 31, 2024
Numerator
Income (loss), net of tax	49,312
Less: net (income) loss attributable to non-controlling interest	(88,097)
Less: accrued distribution on redeemable non-controlling interest in subsidiary	(29,723)
Adjusted income (loss), net of tax	$(68,508)

Twelve Months Ended December 31, 2024
Denominator
Historical Nabors weighted-average shares outstanding—basic	9,202
Number of Nabors shares to be issued	4,800
Pro forma weighted-average shares outstanding—basic	14,002
Earnings (loss) per share—basic	$(4.89)
Pro forma weighted-average shares outstanding—diluted	14,002
Earnings (loss) per share—diluted	$(4.89)

Condensed Combined Balance Sheet

(AA) Equity

Reflects additional impact on the stockholders’ equity as a result of the merger (in thousands):

Equity Pro Forma Adjusted Reconciliation

	Removal of Parker historical equity(1)	Equity consideration issued for the Merger(2)	Gain on bargain purchase(3)	Total Pro Forma Adjustment
Authorized common shares	$(151)	$240	$-	$89
Capital in excess of par value	(352,022)	179,760	-	(172,262)
Accumulated other comprehensive income (loss)	1,516	—	-	1,516
Retained earnings (accumulated deficit)	(30,972)	—	118,639	87,667
Total stockholders’ equity	$(381,629)	$180,000	$118,639	$(82,990)

(1)	To remove the historical equity of Parker as a result of the merger.
(2)	To recognize the fair value of the equity consideration paid by Nabors for the merger. Refer to Note 2 for the components of the purchase price consideration.
(3)	To recognize the gain on bargain purchase discussed in Note (H).

(BB) Long-term debt

In connection with the merger, Parker’s term loan will be terminated and paid using Nabors’ credit agreement. The impact is a reclassification of Parker’s current debt to long-term debt.

(CC) Cash paid in connection with purchase

Reflects the cash paid in connection with the purchase price.

(DD) Purchase price allocation fair value adjustments

Reflects the preliminary allocation of the fair value of total consideration to the net assets acquired in connection with the application of the acquisition method of accounting. See Note 2 for further discussion regarding the preliminary purchase price allocation.

(EE) Transaction costs

Reflects the accrual of Nabors’ estimated transaction costs to be incurred subsequent to December 31, 2024. These transaction costs are to be incurred directly in connection with the merger, consisting primarily of legal and professional fees.

(FF) Performance Awards

Reflects the payment of Parker’s performance awards pursuant to the merger agreement.